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                                                                   EXHIBIT 10.22


                          CHANGE OF CONTROL AGREEMENT


THIS CHANGE OF CONTROL AGREEMENT (the "Agreement"), is dated and effective as of the _____ day of ________________, 199___, by and between United Companies Financial Corporation, a Louisiana corporation (the "Company"), which has its corporate headquarters at 4041 Essen Lane, Baton Rouge, Louisiana 70809 and _____________________________________________ ____("Employee").

                                    RECITALS

WHEREAS, Employee is a senior executive of the Company and has made and is expected to continue to make major contributions to the profitability, growth and financial strength of the Company; and

WHEREAS, the Company recognizes that, as is the case for most publicly held companies, the possibility of a Change in Control (as herein defined) exists; and

WHEREAS, the Company desires to assure itself of both present and future continuity of management in the event of a Change in Control and desires to establish certain minimum compensation rights of its key senior executive officers, including Employee, applicable in the event of a Change in Control; and





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WHEREAS, the Company wishes to ensure that its key senior executives are not practically disabled from discharging their duties upon a Change in Control;
and

WHEREAS, this Agreement is not intended to alter the compensation and benefits which Employee could reasonably expect to receive from the Company absent a Change in Control and, accordingly, although effective and binding as of the date hereof, this Agreement shall become operative only upon the occurrence of a Change in Control; and

WHEREAS, Employee is willing to render services to the Company on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of these premises, and of the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

         1.      NOT AN EMPLOYMENT CONTRACT, ETC..

         (a) This Agreement is not an employment contract. Nothing herein shall ever be construed so as to require the Company to employ Employee or retain Employee in its employ. Employee expressly acknowledges that no provision of this Agreement shall ever be interpreted so as to require or impose upon the Company any obligation whatsoever to employ Employee.





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         (b)     This Agreement shall be effective and binding immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, this Agreement shall not be operative unless and until there shall have occurred a "Change in Control" as defined in Section 4. Upon the occurrence of a Change of Control at any time during the period during which this Agreement shall be in effect (the "Term"), this Agreement shall become immediately operative.

         (c) The Term of this Agreement shall commence as of the date hereof and shall expire as of the later of (i) the close of business on December 31, 1998, or (ii) the expiration of the earliest of (x) the expiration of the twenty-four month period following the first occurrence of a Change in Control or (y) earlier termination as provided in Section 2 of this Agreement; provided, however, that (A) commencing on January 1, 1996, and each January 1 thereafter, the term of this Agreement shall automatically be extended for an additional year unless, not later than September 30 of the immediately preceding year, the Company or Employee shall have given notice that it or he, as the case may be, does not wish to have the Term extended and (B) subject to Section 1(d) hereof, if, prior to a Change in Control, Employee ceases for any reason to be an employee of the Company, thereupon the Term shall be deemed to have expired and this Agreement shall immediately terminate and be of no further effect.

         (d) Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or Employee to have Employee remain in the employment of the Company prior to any Change in Control; provided, however,





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                 that any termination of employment of Employee or the removal of Employee from his office or position in the Company following the commencement of any discussion with a third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of Employee after a Change in Control for purposes of this Agreement.

         (e)     The Recitals set forth hereinabove are incorporated herein.

         2.      TERMINATION BY COMPANY FOLLOWING A CHANGE IN CONTROL.

         If Employee is in the employ of the Company at the time there is a Change in Control and if Employee's employment is terminated by the Company without Cause (as herein defined) prior to the second anniversary of the first occurrence of a Change in Control, subject to
         Section 1(d), other than by reason of (i) the death of Employee, (ii) the permanent disability of Employee (within the meaning of, and pursuant to which he begins actually to receive disability benefits under, the long-term disability plan in effect for senior executives of the Company immediately prior to the Change in Control), or (iii) the retirement of Employee after he attains age 65 (the occurrence of any event as set forth in subsections (i), (ii) or (iii) above shall constitute a termination of this Agreement only if such event occurs
         (a) before the occurrence of a Change in Control or (b) after the occurrence of a Change in Control but before a termination of employment by the Company pursuant to Section 2 or a termination of employment by the Employee pursuant to Section 3), then Employee shall be entitled to the following





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         payments and benefits in lieu of any further payments to Employee for periods subsequent to the effective date of such termination:

                 (a) Payment of three times the amount of Employee's annualized base salary at the rate in effect immediately prior to such Change in Control (or such higher rate in effect prior to such termination), paid in the form of an un-discounted lump sum payment within 10 business days after the effective date of such termination; plus

                 (b) Payment of an amount equal to three times the amount of Employee's highest annual bonus earned by Employee (whether the bonus was payable in cash, restricted stock or otherwise) during the three prior Company fiscal years immediately ended prior to the Change in Control (or such higher annual bonus for the fiscal year ended immediately prior to the date of the termination), paid in the form of an undiscounted lump sum payment within ten (10) business days after the effective date of such termination; plus

                 (c) Continuation of the life and medical insurance coverage and the short-term and long-term disability coverage provided to Employee by the Company immediately before the effective date of such termination, in each case at the level otherwise in effect just prior to the effective date of termination (or such higher level immediately prior to the Change in Control), for two years from the effective date of termination at the Company's expense, or, if earlier, until Employee obtains employment and comparable coverage





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                          elsewhere; and Employee's COBRA-benefit continuation
                          rights shall commence on the first day following the date of termination of the extended coverage rights provided hereunder. If the plans maintained by the Company do not permit continuation of coverage as contemplated hereby, the Company shall be obligated to obtain comparable coverage elsewhere at no increased cost to Employee; plus

                 (d) Any other rights and benefits provided to Employee under employee benefit plans and programs of the Company as in effect immediately prior to his termination (or such greater rights and benefits immediately prior to the Change in Control), determined in accordance with the applicable terms and provisions of such plans and programs; provided, however, notwithstanding anything to the contrary contained in this Agreement, in any agreement evidencing a grant to Employee of restricted shares or options to acquire stock in the Company, or in any plan of the Company, immediately upon the occurrence of a Change in Control, (i) any rightstheretofore granted to the Employee to purchase stock in the Company upon the exercise of an option, and any corresponding appreciation rights, will become exercisable in full, and in the event of the termination of employment of Employee for any reason, any option may be exercised within three (3) months after such termination, or if longer, such period as may be specified in the applicable agreement or plan,
                          (ii) any risks of forfeiture and prohibitions or restrictions on transfer pertaining to any





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                          restricted shares theretofore granted to Employee
                          will lapse, and (iii) any risks of forfeiture pertaining to any deferred compensation or supplemental retirement arrangement theretofore granted to the Executive will lapse; and provided, further, that such deferred compensation shall be payable as provided in the deferred compensation or supplemental retirement benefits arrangement, commencing on the date which would have been his Normal Retirement Date or such earlier date as he shall die or become disabled, and with an annual benefit determined as if Employee had continued employment with the Company until the Normal Retirement Date; plus

                 (e)      Certain Additional Payments by the Company:

                          (i) Anything in this Agreement to the contrary notwithstanding, in the event that this Agreement shall become operative and it shall be determined (as hereafter provided) that any payment or distribution by the Company or any of its affiliates to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (individually and collectively a "Payment"), would be





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                                  subject to the excise tax imposed by Section
                                  4999 of the Code (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment or payments (individually and collectively, a "Gross-Up Payment") (provided, however, that no Gross-Up Payment shall be made with respect to the Excise Tax, if any, attributable to
                                  (i) any incentive stock option, as defined by
                                  Section 422 of the Code ("ISO") granted prior to the execution of this Agreement, or (ii) any stock appreciation or similar right, whether or not limited, granted in tandem with any ISO described in clause (i)). The Gross-Up Payment shall be in an amount such that, after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.





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                          (ii)    Subject to the provisions of Section
                                  2(e)(vi), all determinations required to be made under this Section 2(e), including whether an Excise Tax is payable by the Employee and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to Employee and the amount of such Gross-Up Payment, if any, shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by Employee in his sole discretion. Employee shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and Employee within thirty (30) calendar days after the termination date of Employee's employment, if applicable, and any such other time or times as may be requested by the Company or the Employee. If the Accounting Firm determines that any Excise Tax is payable by Employee, the Company shall pay the required Gross-Up Payment to Employee within five business days after receipt of such determination and calculations with respect to any Payment to Employee. The federal tax returns filed by Employee shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by Employee. If the Accounting Firm determines that any Excise Tax is payable by Employer, the Company shall pay the required Gross-Up





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                                  Payment to Employer within five (5)
                                  business days after receipt of such
                                  determination and calculations with respect to any Payment to the Employer. If the Accounting Firm determines that no Excise
                                  Tax is payable by Employee, it shall, at the same time as it makes such determination, furnish the Company and Employee an opinion that Employee has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return.
                                  As a result of the uncertainty in the
                                  application of Section 4999 of the Code (or any successor provision thereto) at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to
                                  Section 2(e)(vi) hereof and Employee
                                  thereafter is required to make a payment of any Excise Tax, Employee shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and Employee as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, Employee within five business days after receipt of such determination and





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                                  calculations.

                          (iii) The Company and Employee shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Employee, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 2(e). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and Employee.

                          (iv) The federal, state and local income or other tax returns filed by Employee shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by Employee. Employee shall make proper payment of the amount of any Excise Payment, and at the request of the Company,provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of Employee's federal income tax return, or corresponding state or local tax





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                                  return, if relevant, the Accounting Firm
                                  determines that the amount of the Gross-Up
                                  Payment should be reduced, Employee shall within five (5) business days pay to the Company the amount of such reduction.

                          (v) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by this Section 2(e) shall be borne by the Company. If such fees and expenses are initially paid by Employee, the Company shall reimburse Employee the full amount of such fees and expenses within five business days after receipt from Employee of a statement therefor and reasonable evidence of his payment thereof.

                          (vi) Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than ten (10) business days after Employee actually receives notice of such claim and Employee shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by Employee). Employee shall not pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and
                                  (ii) the





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                                  date that any payment of amount with respect
                                  to such claim is due.  If the Company
                                  notifies Employee in writing prior to the expiration of such period that it desires to contest such claim, Employee shall:

                                  (A) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;

                                  (B)      take such action in connection with
                                           contesting such claim as the Company
                                           shall reasonably request in writing
                                           from time to time, including without
                                           limitation accepting legal
                                           representation with respect to such
                                           claim by an attorney competent in
                                           respect of the subject matter and
                                           reasonably selected by the Company;

                                  (C)      cooperate with the Company in good
                                           faith in order effectively to
                                           contest such claim; and

                                  (D)      permit the Company to participate
                                           in any proceedings relating to such
                                           claim;

                                  provided, however, that the Company shall bear and pay directly all costs and expenses (including without limitation interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless Employee, on an after-tax basis, for and against any Excise Tax or income tax, including without





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                                  limitation interest and penalties with
                                  respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 2(e)(vi), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 2(e)(vi) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that Employee may participate therein at his own cost and expense) and may, at its option, either direct Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Employee to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to Employee on an interest-free basis and shall indemnify and hold Employee harmless, on an after-tax basis, from any Excise Tax or income tax, including without limitation interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations





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                                  relating to payment of taxes for the taxable
                                  year of Employee with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                          (vii) If, after the receipt by Employee of any amount advanced by the Company pursuant to
                                  Section 2(e)(vi) hereof, Employee receives any refund with respect to such claim, Employee shall (subject to the Company's complying with the requirements of Section 2(e)(vi) hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by Employee of any amount advanced by the Company pursuant to Section 2(e)(vi) hereof, a determination is made that Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial or refund prior to the expiration of thirty (30) calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such





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                                  advance shall offset, to the extent thereof,
                                  the amount of Gross-Up Payment required to be paid by the Company to the Employee pursuant to this Section 2(e).

                 (f) No Mitigation Obligation: The Company hereby acknowledges that it will be difficult, and may be impossible, for Employee to find reasonably comparable employment following the date of termination of his employment. Accordingly, the parties hereto expressly agree that the payments and benefits to be provided by the Company to Employee in accordance with the terms of this Agreement will be liquidated damages, and that Employee shall not be required to mitigate the amount of any payment or other benefit provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of Employee hereunder or otherwise, except as expressly provided in Section 2(c). Further, the Company shall have no right of offset with respect to payments and other benefits due by it hereunder.

         3. TERMINATION BY EMPLOYEE FOR "GOOD REASON" FOLLOWING A CHANGE IN CONTROL.

                 If Employee is in the employ of Company at the time of a Change in Control, and in the event of termination of Employee's employment by Employee for "Good Reason"(as defined below) prior to the second anniversary of the first





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                 occurrence of a Change in Control, and subject to Section
                 1(d), Employee shall be entitled to the same payments and other benefits that are provided under Section 2. For purposes of this Section 3, Employee shall be entitled to terminate his employment for "Good Reason" if:

                 (a) Without Employee's written consent, one or more of the following events occurs:

                          (i) For reasons other than job promotion, Employee is not appointed to or is otherwise removed from his position, or a substantially equivalent position, as the case may be, held immediately prior to the Change in Control for any reason other than for Cause or Employee's disability;

                          (ii) The Company reduces Employee's base salary and/or the dollar amount of Employee's target annual bonus opportunity, in each case for any reason other than for Cause or Employee's disability;

                          (iii) Employee is required to relocate his office more than 25 miles from its current location, excluding business travel reasonably consistent with the level of travel prior to the Change in Control;

                          (iv) For any reason other than for Cause, Employee suffers a significant reduction in the authority, duties or responsibilities associated with his senior executive position;

                          (v) For any reason other than for Cause, the Company asserts the





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                                  intention to reduce or materially reduces
                                  Employee's life insurance and other benefit coverages provided below the levels applicable immediately prior to such Change of Control;

                          (vi) Any individual or entity acquiring the Company through purchase of assets, or by merger, or otherwise fails to expressly assume the Company's obligations hereunder, provided that such individual or entity has had at least ten (10) business days' prior written notice of the existence of this Agreement and this provision;

                          (vii) The Company otherwise materially breaches this Agreement; and/or

                          (viii) A determination is made by Employee in good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, including without limitation a change in the scope of the business or other activities for which he was responsible immediately prior to a Change in Control, he has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by Employee immediately prior to the Change in Control, which situation is not remedied within 10 calendar days after written notice to the Company from Employee of such determination.





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                 (b)      In the case of Sections 3(a)(ii), 3(a)(iv) and
                          3(a)(v), within 90 days following the date on which the occurrence of such event becomes known to Employee, Employee notifies the Company in writing of the occurrence of such event and of his intent to treat such event as "Good Reason" under this Section 3; within 30 days (or such shorter period provided in Section 3(a)) following receipt of such written notice, the Company does not cure such event and deliver to Employee a written statement that it has done so; and within 60 days following the expiration of such 30-day (or shorter) period (without the occurrence of a cure and written notice thereof), Employee voluntarily terminates his employment with the Company;

                 (c) In the case of Sections 3(a)(i), 3(a)(iii), 3(a)(vi), 3(a)(vii), or 3(viii), Employee voluntarily terminates his employment with the Company; and

                 (d) Termination of Employee's employment with the Company by reason of his (i) death, (ii) permanent disability (within the meaning of, and pursuant to which he begins actually to receive disability benefits under, the long-term disability plan in effect for senior executives of the Company immediately prior to the Change in Control), or (iii) retirement after he attains age 65 shall not be "Good Reason" for purposes of this Section 3.

         4.      CHANGE OF CONTROL DEFINITION.

                 (a) For purposes of this Agreement, the term Change in Control shall mean





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                          the happening of any of the following:

                          (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding any 10% or larger shareholder of record of the Company as of January 1, 1995, directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities which are entitled to vote with respect to the election of the directors of the Company;

                          (ii) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason other than death or disability to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either





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                                  actually (because they were directors at the
                                  beginning of such 24-month period) or by prior operation of this provision;

                          (iii) The acquisition of the Company or all or substantially all of the Company's assets by an entity other than the Company (or a 50% or more owned subsidiary of the Company) through purchase of assets, or by merger, or otherwise, except in the case of a transaction pursuant to which, immediately after the transaction, the Company's shareholders immediately prior to the transaction own immediately after the transaction at least a majority of the combined voting power of the surviving entity's then outstanding securities which are entitled to vote with respect to the election of the directors of such entity; or

                          (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K, Form 10-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

         Notwithstanding the foregoing provisions of this Section 4, unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company (the "Board"), a "Change in Control" shall not be deemed to have occurred for purposes of





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         this Agreement solely because (A) the Company, (B) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of voting stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

                 (b) Upon the occurrence of a Change in Control at any time during the Term, this Agreement shall become immediately operative.

         5.      CAUSE DEFINITION.

                 The term Cause as used herein shall mean intentional gross dishonesty or intentional gross misconduct by Employee, either of which is materially harmful to the business or reputation of the Company or any of its subsidiaries as determined by the Board in the reasonable, good faith exercise of its business judgment and discretion. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause hereunder unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Board then in office at a





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                 meeting of the Board called and held for such purpose (after reasonable notice to Employee and an opportunity for Employee, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Employee had committed an act set forth in this Section 5 and specifying the particulars thereof in detail. Nothing herein shall limit the right of Employee or his beneficiaries to contest the validity or propriety of any such determination.

         6.      TAX WITHHOLDING.

                 Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to Employee shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payments of taxes, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

         7.      DISPUTES:  ENFORCEMENT OF RIGHTS.

                 (a) Legal and Other Fees. All reasonable legal and other fees and expenses incurred by Employee in connection with any disputed claim regarding any right or benefit provided for in this Agreement or in otherwise pursuing any disputed claim relating to this Agreement shall be paid by





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                          the Company, to the extent permitted by law, provided
                          that Employee is successful in whole or in part as to such disputed claim as the result of litigation, arbitration or settlement.

                 (b) Interest on Unpaid Amounts. In the event that the Company refuses or otherwise fails to make a payment when due and it is ultimately determined that Employee is entitled to such payment, such payment shall be increased to specify an interest equivalent for the period of delay, compounded annually, equal to the prime rate in effect as of the date the payment was first due and as such rate may thereafter change from time to time. For this purpose, the prime rate shall be based on the rate identified by Hibernia National Bank from time to time as its prime rate as of the relevant date.

         8.      ASSIGNABILITY; BINDING NATURE.

                 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

                 No rights or obligations of Employee under this Agreement may be assigned or transferred by Employee other than his rights to benefits hereunder, which may be transferred only by will or operation of law and subject to the limitations of this Agreement.





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                 No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company, except pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, and in which such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

         9.      ENTIRE AGREEMENT; AMENDMENT OR WAIVER.

                 This Agreement and any schedules attached hereto (which are incorporated herein and which shall be treated as part hereof), together with the benefits referred to herein, contain the entire agreement between the parties hereto concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertaking, whether written or oral, between the Company and Employee with respect thereto.

         No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing and signed by Employee and a duly authorized officer of the Company. No waiver by either party hereto of any breach by the other party or any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.





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         10.     SEVERABILITY.

                 In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable, in whole or in part, for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         11.     GOVERNING LAW.

                 This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Louisiana, without reference to conflict of law principles.

         12.     NOTICES.

                 Any notice given to either party to this Agreement shall be in writing and shall be deemed to have been given when delivered personally or three business days after sent by certified or registered mail, postage prepaid, return receipt requested, in each case duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give notice of:

                 If to the Company or to the Board:

                 United Companies Financial Corporation
                 4041 Essen Lane
                 Baton Rouge, LA  70809
                 Attention:  Secretary





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
                 with a copy to the Chairman of the Compensation Committee of the Board;

                 If to Employee:

                 -----------------------------------

                 -----------------------------------

                 -----------------------------------

         13.     HEADINGS.

                 The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         14.     COUNTERPARTS.

                 This Agreement may be executed in one or more counterparts (each of which need not be executed by each of the parties), all of which together shall constitute one and the same agreement.

WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                        United Companies Financial Corporation

                                        By:
                                           -----------------------------------
                                        Its:
                                            ----------------------------------



                                        --------------------------------------





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                                        Employee


                                        --------------------------------------
                                        Name:
                                             ---------------------------------





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